UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 27, 2005

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 27, 2005, the Board of Directors approved an amendment (the “Employment Amendment”) of the employment agreement between Advanced Micro Devices, Inc. (the “Company”) and Dr. Hector Ruiz, the Company’s Chairman of the Board of Directors, President and Chief Executive Officer which will amend, effective as of July 1, 2005, the employment agreement with Dr. Ruiz dated January 31, 2002, as amended (the “Employment Agreement”) to reflect the participation of Dr. Ruiz in the Advanced Micro Devices, Inc. 2005 Long Term Incentive Plan (“LTIP”).

On October 25, 2005 the Compensation Committee of the Company’s Board of Directors approved the grant of the maximum restricted stock units that can be earned under the LTIP for two 2005 award cycles to Dr. Ruiz. The restrictions on the restricted stock units will only lapse if certain levels of performance under the LTIP are met.

	Number of Restricted Stock Units Earned for Various Levels of Performance
Participant	Below Threshold	Target	Maximum
For the Award Cycle 2005 – 2006
Dr. Hector Ruiz	0	31,500	63,000

For the Award Cycle 2005 – 2007
Dr. Hector Ruiz	0	73,500	147,000

This summary is qualified in its entirety by the terms of the Employment Amendment, which is filed herewith as Exhibit 10.1.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On October 27, 2005, pursuant to the Indenture dated November 25, 2002, between Advanced Micro Devices, Inc. (the “Company”) and the Bank of New York, as Trustee (the “Indenture”) relating to the 4.50% Convertible Senior Notes Due 2007 (the “Notes”), the Company announced that it notified the Trustee and the holders of the Notes that on December 5, 2005 (the “Redemption Date”) the Company will redeem all outstanding principal amount of the Notes (as of October 26, 2005, approximately $200 million), at a redemption price of 101.80% of the principal amount outstanding, plus accrued but unpaid interest, if any, to, but excluding, the Redemption Date. The announcement of the notice of redemption was made by the Company in its press release dated October 27, 2005, filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

10.1	Amendment to Employment Agreement between Advanced Micro Devices, Inc. and Hector Ruiz.

99.1	Press Release dated October 27, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

Date: October 27, 2005	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant Secretary